GAMING AND LEISURE PROPERTIES, INC. REPORTS FIRST QUARTER 2021 RESULTS

WYOMISSING, PA — April 29, 2021 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (“GLPI” or the “Company”) today announced financial results for the quarter ended March 31, 2021.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2021	2020
Total Revenue	$301.5	$283.5
Income from Operations	$200.1	$186.4
Net Income	$127.2	$96.9
FFO (1)	$183.6	$151.2
AFFO (2)	$195.7	$188.8
Adjusted EBITDA (3)	$266.6	$258.8

Net income, per diluted common share	$0.54	$0.45
FFO, per diluted common share	$0.79	$0.70
AFFO, per diluted common share	$0.84	$0.88

(1)  FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)  AFFO is FFO, excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, amortization of land rights, straight-line rent adjustments and losses on debt extinguishment, reduced by capital maintenance expenditures.

(3)  Adjusted EBITDA is net income, excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, amortization of land rights, and losses on debt extinguishment.

Peter Carlino, Chairman and Chief Executive Officer of GLPI, commented, "Our record first quarter financial results highlight our long-term focus on aligning with the industry’s top regional gaming operators, expanding and diversifying our portfolio of regional gaming assets, and supporting our tenants, resulting in the predictability and growth of our rental cash flows and dividends. Our tenant roster features management teams with proven track records in highly-competitive markets which has enabled our tenants to successfully reopen their properties thereby increasing the longer-term visibility of our rental receipts.

“Our long-term strategy includes tenant diversification beyond the proven management teams with whom we currently work. In this regard, earlier this month we expanded our relationship with Bally's Corporation in a series of transactions whereby we will acquire the real estate assets of its casino properties in Rock Island, Illinois and Black Hawk, Colorado. We expect the acquisition of the Rock Island and Black Hawk real estate to close early next year and generate incremental annual rent of $12 million. These assets are expected to be added to our previously announced Bally’s master lease for their Tropicana Evansville and Dover Downs Hotel & Casino properties, which is expected to be completed mid-2021.

"We are delighted to expand and diversify our relationship with Bally’s through transactions that deliver strong rent coverage and an accretive cap rate. By adding to the planned master lease with Bally’s, securing rights of first refusal on potential future assets and converting the Tropicana Las Vegas into an income producing ground lease, we expect to drive incremental cash flows while maintaining a strong balance sheet. We expect our tenants' strength, combined with our standing as the sector's only investment-grade balance sheet, to allow GLPI to consistently grow its cash flows and build value for shareholders in 2021 and beyond.”

Recent Developments

•As of April 29, 2021, all of GLPI's 48 properties, (including those owned and operated in the Company's taxable REIT subsidiaries) are open to the public in some capacity.

•On April 13, 2021, GLPI announced an expansion in its relationship with Bally's Corporation (NYSE: BALY) ("Bally's") to acquire the real estate assets of Bally's casino properties in Rock Island, Illinois and Black Hawk, Colorado, for total consideration of $150 million. The parties expect to add the properties to the master lease that will be created in connection with Bally's previously announced acquisitions of Tropicana Evansville and Dover Downs Hotel & Casino (the "Bally's Master Lease") (described more fully below). This transaction is expected to generate incremental rent of $12.0 million, with a normalized rent coverage of 2.25x in the first calendar year post-acquisition. The acquisitions of the real estate assets of Bally's properties in Rock Island and Black Hawk are expected to close in early 2022.

•Additionally, Bally’s granted GLPI a right of first refusal to fund the real property acquisition or development project costs associated with all potential future transactions in Michigan, Maryland, New York and Virginia through one or more sale-leaseback or similar transactions for a term of seven years.

•Bally’s plans to acquire both GLPI’s non-land real estate assets and Penn National Gaming, Inc.’s (NASDAQ: PENN) ("Penn") outstanding equity interests in Tropicana Las Vegas Hotel and Casino, Inc. for an aggregate cash acquisition price of $150 million. GLPI would retain ownership of the land and concurrently enter into a 50-year ground lease with initial annual rent of $10.5 million. The ground lease would be supported by a Bally’s corporate guarantee and cross-defaulted with the Bally’s Master Lease. This transaction is expected to close in early 2022.

•Both GLPI and Bally’s have committed to a structure whereby GLPI has the potential to acquire additional assets in sale-leaseback transactions to the extent Bally’s elects to utilize GLPI’s capital as a funding source for their proposed acquisition of Gamesys Group plc. The $500 million commitment provides Bally’s an alternative financing commitment which at GLPI’s sole discretion may be funded in the form of equity, additional prepaid sale-leaseback transactions or secured loans.

•On December 15, 2020, the Company announced an agreement to sell the operations of Hollywood Casino Baton Rouge ("HCBR") to Casino Queen for $28.2 million. GLPI will continue to own the real estate and will enter into an amended master lease with Casino Queen, which will include both their current DraftKings at Casino Queen property in East St. Louis and the HCBR facility, for annual cash rent of $21.4 million with a new initial term of 15 years and four 5-year extensions. This rental amount will be increased annually by 0.5% for the first six years. Beginning with the seventh lease year through the remainder of the lease term, if the Consumer Price Index ("CPI") increases by at least 0.25% for any lease year then annual rent shall be increased by 1.25%, and if the CPI increase is less than 0.25% then rent will remain unchanged for such lease year. GLPI will complete the previously announced landside development project at HCBR and the rent under the master lease will be adjusted upon completion to reflect a yield of 8.25% on our project costs. GLPI will also have a right of first refusal with Casino Queen for other sale leaseback transactions for up to an incremental $50 million of rent over the next 2 years. Finally, upon the closing of the transaction, which is expected in the second half of 2021, subject to regulatory approvals and customary closing conditions, GLPI will receive a one-time cash payment of $4 million in satisfaction of the outstanding loan to Casino Queen.

•On December 15, 2020, the Company announced that Penn exercised its option to acquire the operations of Hollywood Casino Perryville for $31.1 million in cash. GLPI will enter into a new lease with Penn with an initial term of 20 years, with three 5-year renewal options, for the real estate assets associated with the property for an initial annual cash rent of $7.77 million, $5.83 million of which will be subject to escalation provisions beginning in the second lease year through the fourth lease year and shall increase by 1.50% and then to 1.25% for the remaining lease term. The escalation provisions beginning in the fifth lease year are subject to CPI being at least 0.5% for the preceding lease year. This transaction is expected to close in the second half of 2021, subject to regulatory approvals and other customary closing conditions.
•Since re-opening in May 2020 and June 2020, respectively, HCBR and Hollywood Casino Perryville, the gaming properties GLPI owns and operates in its taxable REIT subsidiary, have generated strong financial results. Total first quarter 2021 net revenues and adjusted EBITDA from these properties exceeded prior-year levels, which were impacted by the temporary closures due to COVID-19, by $10.9 million and $6.8 million, respectively.

•On October 27, 2020, the Company entered into a series of definitive agreements pursuant to which a subsidiary of Bally's will acquire 100% of the equity interests in the Caesars Entertainment, Inc. (NASDAQ: CZR) ("Caesars") subsidiary that currently operates Tropicana Evansville and the Company will reacquire the real property assets of Tropicana Evansville from Caesars for a cash purchase price of approximately $340.0 million. The Company also entered into a real estate purchase agreement with Bally's pursuant to which it will purchase the real estate assets of the Dover Downs Hotel & Casino, located in Dover, Delaware, which is currently owned and operated by Bally's, for a cash purchase price of approximately $144.0 million. At the close of these transactions, which are expected to occur in mid-2021 subject to regulatory approvals, the Tropicana Evansville and Dover Downs Hotel & Casino facilities will be added to the new Bally's Master Lease. The Company anticipates that the Bally's Master Lease will have an initial term of 15 years, with no purchase option, followed by four five-year renewal options (exercisable by Bally's) on the same terms and conditions. Rent under the Bally's Master Lease will be $40.0 million annually and is subject to an annual escalator of up to 2% determined in relation to the annual increase in the CPI.

•The Company's leases contain variable rent which is reset on varying schedules depending on the lease. In the aggregate, the portion of cash rents that are variable represented approximately 15% of GLPI's 2020 full year cash rental income. Of that 15% variable rent, approximately 29% resets every five years which is associated with the Penn Master Lease and the Casino Queen lease, 41% resets every two years and 30% resets monthly which is associated with the Penn Master Lease (of which approximately 51% is subject to a floor or $22.9 million annually for Hollywood Casino Toledo). The Company does not have any variable rent resets until 2022.

•In accordance with the rent deferral agreement that was signed in 2020 with Casino Queen, $2.1 million of rent was deferred due to the property's temporary closure in the first quarter of 2021. GLPI anticipates this amount will be collected at the closing of the HCBR transaction.

•The aggregate first quarter cash dividend of $0.65 per share was paid on March 23, 2021.

Dividend
On February 22, 2021, the Company's Board of Directors declared a first quarter cash dividend of $0.65 per share on the Company's common stock. The dividend was paid on March 23, 2021 to shareholders of record on March 9, 2021.

Portfolio Update

GLPI's primary business consists of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2021, GLPI's portfolio consisted of interests in 48 gaming and related facilities, including approximately 35 acres of real estate at Tropicana Las Vegas and the Company's wholly-owned and operated Hollywood Casino Baton Rouge and Hollywood Casino Perryville, which are referred to as the "TRS Segment", the real property associated with 33 gaming and related facilities operated by Penn (excluding the Tropicana Las Vegas), the real property associated with 7 gaming and related facilities operated by Caesars, the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD), and the real property associated with the Casino Queen in East St. Louis, Illinois. These facilities are geographically diversified across 16 states and contain approximately 24.3 million square feet of improvements.

Conference Call Details

The Company will hold a conference call on April 30, 2021 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877/407-0784
International: 1-201/689-8560

Conference Call Playback:
Domestic: 1-844/512-2921
International: 1-412/317-6671
Passcode: 13717758
The playback can be accessed through May 7, 2021.

Webcast
The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary software. A replay of the call will also be available for 90 days thereafter on the Company’s website.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Rental income	$263,842	$249,407
Interest income from real estate loans	—	7,316
Total income from real estate	263,842	256,723
Gaming, food, beverage and other	37,701	26,759
Total revenues	301,543	283,482

Operating expenses
Gaming, food, beverage and other	19,926	16,503
Land rights and ground lease expense	6,733	8,078
General and administrative	16,082	15,987
(Gains) losses from dispositions of properties	—	1
Depreciation	58,701	56,563
Total operating expenses	101,442	97,132
Income from operations	200,101	186,350

Other income (expenses)
Interest expense	(70,413)	(72,004)
Interest income	124	196
Losses on debt extinguishment	—	(17,329)
Total other expenses	(70,289)	(89,137)

Income before income taxes	129,812	97,213
Income tax provision	2,628	319
Net income	$127,184	$96,894

Earnings per common share:
Basic earnings per common share	$0.55	$0.45
Diluted earnings per common share	$0.54	$0.45

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	TOTAL REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2021	2020	2021	2020
Real estate	$263,842	$256,723	$254,835	$253,859
TRS Segment	37,701	26,759	11,770	4,954
Total	$301,543	$283,482	$266,605	$258,813

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expense (1)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2021	2020
Real estate general and administrative expenses	$10,077	$10,685
TRS Segment general and administrative expenses	6,005	5,302
Total reported general and administrative expenses	$16,082	$15,987

(1) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Current Year Revenue Detail
(in thousands) (unaudited)

Three Months Ended March 31, 2021	PENN Master Lease	PENN Amended Pinnacle Master Lease	CZR Master Lease	Lumiere Place Lease	BYD Master Lease	BYD Belterra Lease	PENN - Meadows Lease	Casino Queen Lease	PENN Morgantown Lease	Total
Building base rent	$69,852	$56,800	$15,629	$5,701	$18,911	$668	$3,953	$935	$—	$172,449
Land base rent	23,492	17,814	5,932	—	2,946	474	—	—	750	51,408
Percentage rent	23,567	6,695	—	—	2,461	454	2,261	558	—	35,996
Total cash rental income	$116,911	$81,309	$21,561	$5,701	$24,318	$1,596	$6,214	$1,493	$750	$259,853
Straight-line rent adjustments	2,231	(4,836)	2,589	—	574	(302)	572	—	—	828
Ground rent in revenue	702	1,633	402	—	374	—	—	—	—	3,111
Other rental revenue	—	—	—	—	—	—	50	—	—	50
Total rental income	$119,844	$78,106	$24,552	$5,701	$25,266	$1,294	$6,836	$1,493	$750	$263,842

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands, except per share and share data) (unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$127,184	$96,894
(Gains) losses from dispositions of property	—	1
Real estate depreciation	56,389	54,279
Funds from operations	$183,573	$151,174
Straight-line rent adjustments	(828)	8,644
Other depreciation (1)	2,312	2,284
Amortization of land rights	2,843	3,020
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,770
Stock based compensation	5,788	4,235
Losses on debt extinguishment	—	17,329
Capital maintenance expenditures (2)	(438)	(646)
Adjusted funds from operations	$195,720	$188,810
Interest, net	70,289	$71,808
Income tax expense	2,628	$319
Capital maintenance expenditures (2)	438	$646
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	$(2,770)
Adjusted EBITDA	$266,605	$258,813

Net income, per diluted common share	$0.54	$0.45
FFO, per diluted common share	$0.79	$0.70
AFFO, per diluted common share	$0.84	$0.88

Weighted average number of common shares outstanding
Diluted	233,465,063	215,449,426

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, AFFO to Adjusted EBITDA and
Adjusted EBITDA to Cash Net Operating Income
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$124,048	$96,521
(Gains) losses from dispositions of property	—	—
Real estate depreciation	56,389	54,279
Funds from operations	$180,437	$150,800
Straight-line rent adjustments	(828)	8,644
Other depreciation (1)	472	497
Amortization of land rights	2,843	3,020
Amortization of debt issuance costs, bond premiums and original issuance discounts	2,470	2,770
Stock based compensation	5,788	4,235
Losses on debt extinguishment	—	17,329
Capital maintenance expenditures (2)	(21)	(88)
Adjusted funds from operations	$191,161	$187,207
Interest, net (3)	65,831	69,207
Income tax expense	292	127
Capital maintenance expenditures (2)	21	88
Amortization of debt issuance costs, bond premiums and original issuance discounts	(2,470)	(2,770)
Adjusted EBITDA	$254,835	$253,859

	Three Months Ended March 31,
	2021	2020
Adjusted EBITDA	$254,835	$253,859
Real estate general and administrative expenses	10,077	10,685
Stock based compensation	(5,788)	(4,235)
Cash net operating income (4)	$259,124	$260,309

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

(3)  Interest, net is net of intercompany interest eliminations of $4.5 million for the three months ended March 31, 2021 compared to $2.6 million for the corresponding period in the prior year.

(4)   Cash net operating income is rental and other property income less cash property level expenses.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
TRS Segment
(in thousands) (unaudited)

	Three Months Ended March 31,
	2021	2020
Net income	$3,136	$373
(Gains) losses from dispositions of property	—	1
Funds from operations	3,136	374
Other depreciation (1)	1,840	1,787
Capital maintenance expenditures (2)	(417)	(558)
Adjusted funds from operations	4,559	1,603
Interest, net	4,458	2,601
Income tax expense	2,336	192
Capital maintenance expenditures (2)	417	558
Adjusted EBITDA	$11,770	$4,954

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries, as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Gaming and Leisure Properties, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2021	December 31, 2020

Assets
Real estate investments, net	$7,230,769	$7,287,158
Property and equipment, used in operations, net	79,919	80,618
Assets held for sale	70,457	61,448
Real estate of Tropicana Las Vegas, net	303,888	304,831
Right-of-use assets and land rights, net	765,932	769,197
Cash and cash equivalents	520,740	486,451
Prepaid expenses	1,461	2,098
Deferred tax assets, net	5,584	5,690
Other assets	34,740	36,877
Total assets	$9,013,490	$9,034,368

Liabilities
Accounts payable	$168	$375
Accrued expenses	978	398
Accrued interest	81,558	72,285
Accrued salaries and wages	1,202	5,849
Gaming, property, and other taxes	830	146
Income taxes	1,922	—
Lease liabilities	151,904	152,203
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	5,757,125	5,754,689
Deferred rental revenue	332,233	333,061
Deferred tax liabilities	399	359
Other liabilities	38,528	39,985
Total liabilities	6,366,847	6,359,350

Shareholders’ equity
	00
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at March 31, 2021 and December 31, 2020)	—	—
Common stock ($.01 par value, 500,000,000 shares authorized, 232,781,653 and 232,452,220 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	2,328	2,325
Additional paid-in capital	4,280,723	4,284,789
Accumulated deficit	(1,636,408)	(1,612,096)
Total shareholders’ equity	2,646,643	2,675,018
Total liabilities and shareholders’ equity	$9,013,490	$9,034,368

Debt Capitalization

The Company had $520.7 million of unrestricted cash and $5.76 billion in total debt at March 31, 2021.  The Company’s debt structure as of March 31, 2021 was as follows:

	Years to Maturity	Interest Rate	Balance
			(in thousands)
Unsecured $1,175 Million Revolver Due May 2023 (1)	2.1	—%	—
Unsecured Term Loan A-2 Due May 2023 (1)	2.1	1.61%	424,019
Senior Unsecured Notes Due November 2023	2.6	5.38%	500,000
Senior Unsecured Notes Due September 2024	3.4	3.35%	400,000
Senior Unsecured Notes Due June 2025	4.2	5.25%	850,000
Senior Unsecured Notes Due April 2026	5.0	5.38%	975,000
Senior Unsecured Notes Due June 2028	7.2	5.75%	500,000
Senior Unsecured Notes Due January 2029	7.8	5.30%	750,000
Senior Unsecured Notes Due January 2030	8.8	4.00%	700,000
Senior Unsecured Notes Due January 2031	9.8	4.00%	700,000
Finance lease liability	5.4	4.78%	827
Total long-term debt			5,799,846
Less: unamortized debt issuance costs, bond premiums and original issuance discounts			(42,721)
Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts			5,757,125
Weighted average	6.0	4.63%

(1)  The rate on the term loan facility and revolver is LIBOR plus 1.50%.
(2)  Total debt net of cash totaled $5.24 billion at March 31, 2021.

Rating Agency Update - Issue Rating

Rating Agency	Rating
Standard & Poor's	BBB-
Fitch	BBB-
Moody's	Ba1

Properties

Description	Location	Date Acquired	Tenant/Operator
PENN Master Lease (19 Properties)
Hollywood Casino Lawrenceburg	Lawrenceburg, IN	11/1/2013	PENN
Hollywood Casino Aurora	Aurora, IL	11/1/2013	PENN
Hollywood Casino Joliet	Joliet, IL	11/1/2013	PENN
Argosy Casino Alton	Alton, IL	11/1/2013	PENN
Hollywood Casino Toledo	Toledo, OH	11/1/2013	PENN
Hollywood Casino Columbus	Columbus, OH	11/1/2013	PENN
Hollywood Casino at Charles Town Races	Charles Town, WV	11/1/2013	PENN
Hollywood Casino at Penn National Race Course	Grantville, PA	11/1/2013	PENN
M Resort	Henderson, NV	11/1/2013	PENN
Hollywood Casino Bangor	Bangor, ME	11/1/2013	PENN
Zia Park Casino	Hobbs, NM	11/1/2013	PENN
Hollywood Casino Gulf Coast	Bay St. Louis, MS	11/1/2013	PENN
Argosy Casino Riverside	Riverside, MO	11/1/2013	PENN
Hollywood Casino Tunica	Tunica, MS	11/1/2013	PENN
Boomtown Biloxi	Biloxi, MS	11/1/2013	PENN
Hollywood Casino St. Louis	Maryland Heights, MO	11/1/2013	PENN
Hollywood Gaming Casino at Dayton Raceway	Dayton, OH	11/1/2013	PENN
Hollywood Gaming Casino at Mahoning Valley Race Track	Youngstown, OH	11/1/2013	PENN
1st Jackpot Casino	Tunica, MS	5/1/2017	PENN
Amended Pinnacle Master Lease (12 Properties)
Ameristar Black Hawk	Black Hawk, CO	4/28/2016	PENN
Ameristar East Chicago	East Chicago, IN	4/28/2016	PENN
Ameristar Council Bluffs	Council Bluffs, IA	4/28/2016	PENN
L'Auberge Baton Rouge	Baton Rouge, LA	4/28/2016	PENN
Boomtown Bossier City	Bossier City, LA	4/28/2016	PENN
L'Auberge Lake Charles	Lake Charles, LA	4/28/2016	PENN
Boomtown New Orleans	New Orleans, LA	4/28/2016	PENN
Ameristar Vicksburg	Vicksburg, MS	4/28/2016	PENN
River City Casino & Hotel	St. Louis, MO	4/28/2016	PENN
Jackpot Properties (Cactus Petes and Horseshu)	Jackpot, NV	4/28/2016	PENN
Plainridge Park Casino	Plainridge, MA	10/15/2018	PENN
CZR Master Lease (6 Properties)
Tropicana Atlantic City	Atlantic City, NJ	10/1/2018	CZR
Tropicana Laughlin	Laughlin, NV	10/1/2018	CZR
Trop Casino Greenville	Greenville, MS	10/1/2018	CZR
Belle of Baton Rouge	Baton Rouge, LA	10/1/2018	CZR
Isle Casino Hotel Bettendorf	Bettendorf, IA	12/18/2020	CZR
Isle Casino Hotel Waterloo	Waterloo, IA	12/18/2020	CZR
BYD Master Lease (3 Properties)
Belterra Casino Resort	Florence, IN	4/28/2016	BYD
Ameristar Kansas City	Kansas City, MO	4/28/2016	BYD
Ameristar St. Charles	St. Charles, MO	4/28/2016	BYD
Single Asset Leases
Belterra Park Gaming & Entertainment Center	Cincinnati, OH	10/15/2018	BYD
Lumière Place	St. Louis, MO	10/1/2018	CZR
The Meadows Racetrack and Casino	Washington, PA	9/9/2016	PENN
Hollywood Casino Morgantown	Morgantown, PA	10/1/2020	PENN
Casino Queen	East St. Louis, IL	1/23/2014	Casino Queen
TRS Segment
Hollywood Casino Baton Rouge	Baton Rouge, LA	11/1/2013	GLPI
Hollywood Casino Perryville	Perryville, MD	11/1/2013	GLPI
Tropicana Las Vegas	Las Vegas, NV	4/16/2020	PENN

Lease Information

	PENN Master Lease	PENN Amended Pinnacle Master Lease	Caesars Amended and Restated Master Lease	BYD Master Lease	Belterra Park Lease operated by BYD	PENN-Meadows Lease	Lumière Place Lease operated by CZR	Casino Queen Lease	PENN - Morgantown Lease
Property Count	19	12	6	3	1	1	1	1	1
Number of States Represented	10	8	5	2	1	1	1	1	1
Commencement Date	11/1/2013	4/28/2016	10/1/2018	10/15/2018	10/15/2018	9/9/2016	9/29/2020	1/23/2014	10/1/2020
Lease Expiration Date	10/31/2033	4/30/2031	9/30/2038	04/30/2026	04/30/2026	9/30/2026	10/31/2033	1/23/2029	10/31/2040
Remaining Renewal Terms	15 (3x5 years)	20 (4x5 years)	20 (4x5 years)	25 (5x5 years)	25 (5x5 years)	19 (3x5years, 1x4 years)	20 (4x5 years)	20 (4x5 years)	30 (6x5 years)
Corporate Guarantee	Yes	Yes	Yes	No	No	Yes	Yes	No	Yes
Master Lease with Cross Collateralization	Yes	Yes	Yes	Yes	No	No	No	No	No
Technical Default Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Default Adjusted Revenue to Rent Coverage (1)	1.1	1.2	1.2	1.4	1.4	1.2	1.2	1.4	N/A
Competitive Radius Landlord Protection	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	N/A
Escalator Details
Yearly Base Rent Escalator Maximum	2%	2%	N/A	2%	2%	5% (2)	2%	2%	1.5%
Latest reported coverage ratio (3)	1.34	1.28	0.88	1.51	1.89	0.78	1.48	0.67	N/A
Minimum Escalator Coverage Governor	1.8	1.8	N/A	1.8	1.8	2.0	1.2 (4)	1.8	N/A
Yearly Anniversary for Realization	November	May	(5)	May	May	October	October	February	TBD
Percentage Rent Reset Details
Reset Frequency	5 years	2 years	N/A	2 years	2 years	2 years	N/A	5 years	N/A
Next Reset	November 2023	May 2022	N/A	May 2022	May 2022	October 2022	N/A	February 2024	N/A

(1)    In support of our tenants, compliance with this ratio has been waived for all periods impacted by COVID-19.

(2)    Meadows contains an annual escalator for up to 5% of the base rent, if certain rent coverage ratio thresholds are met, which remains at 5% until the earlier of 10 years or the year in which total rent is $31 million, at which point the escalator is reduced to 2%.

(3)    Information with respect to our tenants' rent coverage was provided by our tenants. GLPI has not independently verified the accuracy of the tenants' information and therefore makes no representation as to its accuracy.

(4)     For the first five lease years after which time the ratio increases to 1.8.

(5)    In the third lease year the annual building base rent became $62.1 million and the annual land component was increased to $23.6 million. Building base rent shall be increased by 1.25% annually in the 5th and 6th lease year, 1.75% in the 7th and 8th lease year, and 2% in the 9th lease year and each year thereafter. On December 18, 2020, the Company and Caesars completed an Exchange Agreement (the "Exchange Agreement") with subsidiaries of Caesars in which Caesars transferred to the Company the real estate assets of Waterloo and Bettendorf in exchange for the transfer by the Company to Caesars of the real property assets of Tropicana Evansville, plus a cash payment of $5.7 million. In connection with the Exchange Agreement, the annual building base rent was increased to $62.5 million and the annual land component was increased to $23.7 million.

Disclosure Regarding Non-GAAP Financial Measures

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Cash NOI is rental and other property income, inclusive of rent credits recognized in connection with the Tropicana Las Vegas transaction, less cash property level expenses. Cash NOI excludes depreciation, the amortization of land rights, real estate general and administrative expenses, other non-routine costs and the impact of certain generally accepted accounting principles (“GAAP”) adjustments to rental revenue, such as straight-line rent adjustments and non-cash ground lease income and expense. It is management's view that Cash NOI is a performance measure used to evaluate the operating performance of the Company’s real estate operations and provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, the amortization of debt issuance costs, bond premiums and original issuance discounts, other depreciation, the amortization of land rights, straight-line rent adjustments and losses on debt extinguishment reduced by capital maintenance expenditures. We have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, the amortization of land rights, and losses on debt extinguishment. For financial reporting and debt covenant purposes, the Company includes the amounts of non-cash rents earned in FFO, AFFO, and Adjusted EBITDA. Finally, we have defined Cash NOI as Adjusted EBITDA for the REIT excluding real estate general and administrative expenses and including stock based compensation expense and (gains) or losses from sales of property.

FFO, FFO per diluted common share, AFFO, AFFO per diluted common share, Adjusted EBITDA and Cash NOI are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share, Adjusted EBITDA and Cash NOI, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our expectations regarding our receipt of rent payments in future periods, the impact of future transactions and expected future dividend payments. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the effect of pandemics such as COVID-19 on GLPI as a result of the impact of such pandemics on the business operations of GLPI’s tenants and their continued ability to pay rent in a timely manner or at all; GLPI’s ability to successfully consummate the announced transactions with Bally's, Casino Queen and Penn, including the ability of the parties to satisfy the various conditions to closing, including receipt of all required regulatory approvals, or other delays or impediments to completing the proposed transactions; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing acquisitions or projects; GLPI's ability to maintain its status as a REIT; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; the impact of our substantial indebtedness on our future operations; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur as presented or at all.

Contact
Gaming and Leisure Properties, Inc.            Investor Relations
Matthew Demchyk, Chief Investment Officer        Joseph Jaffoni, Richard Land, James Leahy at JCIR
610/378-8232                        212/835-8500
glpi@jcir.com